Exhibit 10.11

                               LOAN AND SECURITY AGREEMENT


                                     by and between


                             CONCURRENT COMPUTER CORPORATION

                                          and

                            FOOTHILL CAPITAL CORPORATION


                               Dated as of June 29, 1995


                                   TABLE OF CONTENTS


{toc \f C |
1.    DEFINITIONS AND CONSTRUCTION                                         1
    1.1     Definitions                                                    1
    1.2     Accounting Terms                                              16
    1.3     Code                                                          16
    1.4     Construction                                                  16
    1.5     Schedules and Exhibits                                        16

2.    LOAN AND TERMS OF PAYMENT                                           16
    2.1     Revolving Advances.                                           17
    2.2     Term Loan                                                     18
    2.3     Overadvances                                                  18
    2.4     Interest:  Rates, Payments, and Calculations                  18
    2.5     Crediting Payments; Application of Collections                20
    2.6     Statements of Obligations                                     20
    2.7     Fees                                                          20
    2.8     Mandatory Prepayment Requirement                              21

3.    CONDITIONS; TERM OF AGREEMENT                                       22
    3.1     Conditions Precedent to Initial Advance                       22
    3.2     Conditions Precedent to All Advances                          24
    3.3     Conditions Subsequent                                         25
    3.4     Term; Automatic Renewal                                       25
    3.5     Effect of Termination                                         25
    3.6     Early Termination by Borrower                                 25
    3.7     Termination Upon Event of Default                             26

4.    CREATION OF SECURITY INTEREST                                       26
    4.1     Grant of Security Interest                                    26
    4.2     Negotiable Collateral                                         27
    4.3     Collection of Accounts, General Intangibles, Negotiable
                   Collateral                                             27
    4.4     Delivery of Additional Documentation Required                 27
    4.5     Power of Attorney                                             27
    4.6     Right to Inspect                                              28

5.    REPRESENTATIONS AND WARRANTIES                                      28
    5.1     No Prior Encumbrances                                         28
    5.2     Eligible Accounts                                             29
    5.3     Eligible Inventory                                            29
    5.4     Location of Inventory and Equipment                           29
    5.5     Inventory Records                                             29
    5.6     Location of Chief Executive Office; FEIN                      29
    5.7     Due Organization and Qualification; No Subsidiaries           29
    5.8     Due Authorization; No Conflict                                30
    5.9     Litigation                                                    30
    5.10    No Material Adverse Change in Financial Condition             30
    5.11    Solvency                                                      30
    5.12    Employee Benefits                                             31
    5.13    Environmental Condition                                       31
    5.14    Reliance by Foothill; Cumulative                              32

6.    AFFIRMATIVE COVENANTS                                               32
    6.1     Accounting System                                             32
    6.2     Collateral Reports                                            32
    6.3     Schedules of Accounts                                         33
    6.4     Financial Statements, Reports, Certificates                   33
    6.5     Tax Returns                                                   34
    6.6     Designation of Inventory                                      34
    6.7     Returns                                                       34
    6.8     Title to Equipment                                            35
    6.9     Maintenance of Equipment                                      35
    6.10     Taxes                                                        35
    6.11     Insurance                                                    35
    6.12    Finacial Covenants                                            37
    6.13    No Setoffs or Counterclaims                                   37
    6.14    Location of Inventory and Equipment                           37
    6.15    Compliance with Laws                                          38
    6.16    Employee Benefits                                             38
    6.17    Leases                                                        39
    6.18    Repatriation ofForeign Earnings and Profits                   39
    6.19    Drawing of Letters of Credit                                  39

7.    NEGATIVE COVENANTS.                                                 39
    7.1     Indebtedness.                                                 39
    7.2     Liens                                                         40
    7.3     Restrictions on Fundamental Changes                           40
    7.4     Extraordinary Transactions and Disposal of Assets             40
    7.5     Change Name                                                   41
    7.6     Guarantee                                                     41
    7.7     Restructure                                                   41
    7.8     Prepayments                                                   41
    7.9     Repayments                                                    41
    7.10    Change of Control                                             41
    7.11    Capital Expenditures                                          42
    7.12    Consignments                                                  42
    7.13    Distributions                                                 42
    7.14    Accounting Methods                                            42
    7.15    Investments                                                   42
    7.16    Transactions with Affiliates                                  43
    7.17    Suspension                                                    43
    7.18    Compensation                                                  43
    7.19    Use of Proceeds                                               43
    7.20    Change in Location of Chief Executive Office; Inventory and
                Equipment with Bailees                                    44
    7.21    Inactive Subsidiaries                                         44
    7.22    Amendment of Credit Agreement                                 44

8.    EVENTS OF DEFAULT                                                   44

9.    FOOTHILL'S RIGHTS AND REMEDIES                                      47
    9.1     Rights and Remedies                                           47
    9.2     Remedies Cumulative                                           48

10.    TAXES AND EXPENSES                                                 48

11.    WAIVERS; INDEMNIFICATION                                           50
    11.1     Demand; Protest; etc                                         50
    11.2     Foothill's Liability for Collateral                          50
    11.3     Indemnification                                              50

12.    NOTICES                                                            50

13.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER                         51

14.    DESTRUCTION OF BORROWER'S DOCUMENTS                                52

15.    GENERAL PROVISIONS                                                 52
    15.1    Effectiveness                                                 52
    15.2    Successors and Assigns                                        52
    15.3    Section Headings                                              53
    15.4    Interpretation                                                53
    15.5    Severability of Provisions                                    53
    15.6    Amendments in Writing                                         53
    15.7    Counterparts; Telefacsimile Execution                         53
    15.8    Revival and Reinstatement of Obligations                      54
    15.9    Integration                                                   54
}

     SCHEDULES AND EXHIBITS

Schedule E-1      Eligible Inventory
Schedule I-1      Inactive Subsidiaries
Schedule P-1      Permitted Liens
Schedule R-1      Real Property
Schedule 5.7      Capitalization
Schedule 5.9      Litigation
Schedule 5.13     Environmental Condition
Schedule 6.14     Location of Inventory and Equipment

Exhibit A-1       Acknowledgement Agreement
Exhibit C-1       Copyright Security Agreement
Exhibit E-1       Environmental Indemnity
Exhibit I-1       Intercreditor Agreement
Exhibit P-1       Patent Security Agreement
Exhibit S-1       Stock Pledge Agreement
Exhibit T-1       Trademark Security Agreement


	LOAN AND SECURITY AGREEMENT


	THIS LOAN AND SECURITY AGREEMENT, is entered into as of June 29, 1995, between FOOTHILL CAPITAL CORPORATION, a California corporation
("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and CONCURRENT COMPUTER CORPORATION, a Delaware corporation ("Borrower"), with its chief
executive office located at 2 Crescent Place, Oceanport, New
Jersey 07757.


	The parties agree as follows:

	1.	DEFINITIONS AND CONSTRUCTION.

		1.1	Definitions.  As used in this Agreement, the
following
terms shall have the following definitions:

		"Account Debtor" means any Person who is or who may become
 obligated under, with respect to, or on account of an Account.


		"Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to
 Borrower arising out of the sale, license, or lease of goods or software or the rendition of services by Borrower, or arising out of the sale, license, or lease of goods or software or the rendition of services by a Person other than Borrower and acquired by Borrower from such Person by assignment or purchase, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.


		"Acknowledgement Agreement" means an Acknowledgement Agreement, dated as of June 29, 1995, between Borrower and each Subsidiary of Borrower, entered into for the benefit of Foothill, which agreement shall be substantially in the form of Exhibit A-1 attached hereto.

		"Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

		"Agreement" means this Loan and Security Agreement and any extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Loan and Security Agreement.


		"Annualized Service Revenues" means, with respect to the last day of any fiscal quarter of Borrower, aggregate total revenues of
 Borrower
and its Subsidiaries that are derived from Service Contracts for the four most recent fiscal quarters of Borrower (including such fiscal quarter).

		"Authorized Officer" means any officer or employee of Borrower.

		"Availability" means, as of the date of determination, the result (so long as such result is a positive number) of (a) the lesser of the Borrowing Base or the Maximum Revolving Amount, minus (b) the outstanding Obligations that arise under Section 2.1 hereof.


		"Average Unused Portion of Revolver Amount" means the
Maximum
Revolver Amount; less the average Daily Balance of advances made by Foothill under Section 2.1 that were outstanding during the immediately preceding month.

		"Bankruptcy Code" means the United States Bankruptcy
Code (11
U.S.C.  101 et seq.), as amended, and any successor statute.


		"Borrower" has the meaning set forth in the preamble to this
Agreement.

		"Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing
Borrower's properties or assets (including the Collateral or the Real
Property) or liabilities; all information relating to Borrower's or its
Subsidiaries' business operations or financial condition; and all related computer programs, disc or tape files, printouts, runs, or other computer prepared information.

		"Borrowing Base" has the meaning set forth in Section
2.1.

		"Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

		"Change of Control" shall be deemed to have occurred at such time as (a) a "person" or "group" (within the meaning of Sections 13(d) and
14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 25% of the total voting power of all classes of stock then outstanding of Borrower normally entitled to vote in the election of directors, or (b) Borrower shall fail to own free and clear of any liens of any Person (other than Foothill or Old Lenders' Agent) and control (without being subject to any voting trust, voting agreement, shareholders agreement, or any other agreement or arrangement limiting or affecting the voting of such stock) at any time not less than one hundred percent (100.0%) of the outstanding voting stock of each of Borrower's
Subsidiaries reflected as being owned by it as of the Closing Date on
Schedule 5.7 and that such outstanding voting stock retains the same percentage of voting control as exists on the Closing Date.


		"Closing Date" means the date of the initial advance hereunder.

		"Code" means the California Uniform Commercial Code.

		"Collateral" means each of the following: the Accounts;
Borrower's Books; the Equipment; the General Intangibles; the
 Inventory; the
Negotiable Collateral; any money, or other assets of Borrower which now or
hereafter come into the possession, custody, or control of Foothill; and the proceeds and products, whether tangible or intangible, of any of the
foregoing including proceeds of insurance covering any or all of the
Collateral, and any and all Accounts, Borrower's Books, Equipment,
 General
Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or
other tangible or intangible property resulting from the sale, license, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.


		"Concurrent Nippon" means Concurrent Nippon
Corporation, a
company organized under the laws of Japan.


		"Consolidated Current Assets" means, as of any date of

determination, the aggregate amount of all current assets of Borrower and its Subsidiaries calculated on a consolidated basis that would, in accordance with GAAP, be classified on a balance sheet as current assets.

		"Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of all current liabilities of Borrower and its Subsidiaries, calculated on a consolidated basis that would, in accordance with GAAP, be classified on a balance sheet as current liabilities. For purposes of this definition, all advances outstanding under this Agreement shall be deemed to be current liabilities without regard to whether they would be deemed to be so under GAAP.

		"Copyright Security Agreement" means a security agreement, dated as of June 29, 1995, between Borrower and Foothill, which agreement shall be substantially in the form of Exhibit C-1 attached hereto.

		"Credit Agreement" means that certain Third Amended and Restated Credit Agreement, dated as of June 29, 1995, between Borrower, Old Lenders' Agent, and Old Lenders.

		"Daily Balance" means the amount of an Obligation owed at the end of a given day.

		"Dilution Reserve" means, as of the date of any determination, a dollar amount sufficient to reduce Foothill's advance rate against
 Eligible
Accounts by one (1) percentage point each for each percentage point by which the amount (expressed as a percentage point and based upon the immediately
prior three months) of Borrower's Accounts that are subject to bad debt write-downs, credits, or other dilution is in excess of six percent (6%).

		"Early Termination Premium" has the meaning set forth in Section
3.6.

		"Eligible Accounts" means those Accounts created by Borrower in the ordinary course of business that arise out of Borrower's sale of goods
or rendition of services, that strictly comply with all of Borrower's representations and warranties to Foothill, and that are and at all times shall continue to be acceptable to Foothill in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment based upon a change in facts or circumstances or upon information that first comes to
Foothill's attention after the Closing Date. Eligible Accounts shall not include the following:

			(a)	Accounts that the Account Debtor has
failed to pay
within ninety (90) days of invoice date or Accounts with selling terms of
more than thirty (30) days (or, on a case by case basis, up to sixty (60) days with Foothill's prior consent) and all Accounts owed by an Account
Debtor that has failed to pay fifty percent (50%) or more of its Accounts owed to Borrower within ninety (90) days of invoice date;


			(b)	Accounts with respect to which the Account
Debtor is
an officer, employee, Affiliate, or agent of Borrower;


			(c)	Accounts with respect to which goods or
software are
placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account
Debtor may be conditional; provided, however, that bill and hold
 Accounts
shall not be excluded by reason of this clause (c) if they are subject to documentation, in form and substance satisfactory to Foothill, clearly

evidencing that the obligation of the Account Debtor is absolute and unconditional notwithstanding the failure of Borrower to deliver the subject goods or software;

			(d)	Accounts with respect to which the Account
Debtor is
not a resident of the United States, and which are not either (i) covered by credit insurance in form and amount, and by an insurer, satisfactory to

Foothill, or (ii) supported by one or more letters of credit that are assignable by their terms and have been delivered to Foothill in an amount, of a tenor, and issued by a financial institution, acceptable to Foothill;

			(e)	Accounts with respect to which the Account
 Debtor is
the United States or any department, agency, or instrumentality of the
United States (exclusive, however, of Accounts with respect to which
Borrower has complied, to the satisfaction of Foothill, with the Assignment of Claims Act, 31 U.S.C. 3727);

			(f)	Accounts with respect to which Borrower is
 or may
become liable to the Account Debtor for goods or software sold or licensed or services rendered by the Account Debtor to Borrower;


			(g)	Accounts with respect to an Account Debtor
whose
total obligations owing to Borrower exceed ten percent (10%) of all Eligible
Accounts, to the extent of the obligations owing by such Account
Debtor in
excess of such percentage; provided, however, that accounts owed by the
Illinois Department of Public Aid, Loral, Lockheed, Airinc, Boeing
 Co.,
Grumman Aircraft, Martin Marietta Corp., and other accounts that may be approved from time to time by Foothill may be eligible up to a maximum, per

Account Debtor, of fifteen percent (15%) of all Eligible Accounts, so long
as they are otherwise eligible hereunder;


			(h)	Accounts with respect to which the Account
 Debtor
disputes liability or makes any claim with respect thereto, or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

			(i)	Accounts the collection of which Foothill,
in its
reasonable credit judgment, believes to be doubtful by reason of the Account
Debtor's financial condition;

			(j)	Accounts that are payable in other than
United
States Dollars;

			(k)	Accounts that represent progress payments
or other
advance billings that are due prior to the completion of performance by
Borrower of the subject contract for goods, software, or services;
 and

			(l)	Accounts in which any Person other than
Borrower
owns any interest, to the extent of such interest, or in which any Person other than Foothill holds a lien, security interest, or charge.


		"Eligible Inventory" means Inventory consisting of raw materials and spare parts held for use in the ordinary course of Borrower's business,

that are located at Borrower's premises identified on Schedule E-1, are acceptable to Foothill in all respects, and strictly comply with all of
Borrower's representations and warranties to Foothill; provided, however, that standards of eligibility may be fixed and revised from time to time by
Foothill in Foothill's reasonable credit judgment based upon a change in facts or circumstances or upon information that first comes to Foothill's attention after the Closing Date. Eligible Inventory shall not include
Inventory that is used in connection with Borrower's proprietary computer
system or that is expected to be returned from customers, finished goods, slow moving or obsolete items, restrictive or custom items, work-in-process, packaging and shipping materials, supplies used or consumed in
 Borrower's
business, Inventory at any location other than those set forth on Schedule E-1, Inventory subject to a security interest or lien in favor of any third Person, bill and hold goods, Inventory that is not subject to Foothill's perfected security interests, returned or defective goods, "seconds," and Inventory acquired on consignment. Anything contained herein to the contrary notwithstanding, Borrower shall be entitled, from time to time upon reasonable prior notice to Foothill, to amend Schedule E-1 in order to add one or more additional locations to Schedule E-1 that are set forth on

Schedule 6.14, so long as in connection with such amendment
 Borrower
provides to Foothill a landlord waiver, bailee letter, or a similar acknowledgement agreement of any warehouseman in possession of
 Inventory, in
each case, in form and substance satisfactory to Foothill.


		"Eligible Raw Materials Inventory" means Eligible
Inventory
consisting of raw materials. Eligible Raw Materials Inventory shall be valued, on a first in, first out basis, at the lower of Borrower's cost or market value.

		"Eligible Spare Parts Inventory" means Eligible
Inventory
consisting of spare parts.  Eligible Spare Parts Inventory shall be valued,
on a first in, first out basis, at Borrower's net book value.


		"Eligible Unearned Service Accounts" means Accounts created by
Borrower in the ordinary course of business that qualify as Eligible
Accounts except for the fact that they arise under Service Contracts and that the right to payment therefor has not yet accrued, provided, however,
that only the rights to payment under such Service Contracts that will
accrue within one (1) month from the date of determination shall constitute
Eligible Unearned Service Accounts.

		"Environmental Indemnity" means an environmental indemnity executed by Borrower in favor of Foothill, which agreement shall be
substantially in the form of Exhibit E-1 attached hereto.


		"Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture,

furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods, farm products,
or Inventory), wherever located, and any interest of Borrower in any of the
foregoing, and all attachments, accessories, accessions,
 replacements,
substitutions, additions, and improvements to any of the foregoing, wherever located.

		"ERISA" means the Employee Retirement Income Security
Act of
1974, as amended from time to time, or any predecessor, successor,
 or
superseding laws of the United States of America, together with all regulations promulgated thereunder.

		"ERISA Affiliate" means any trade or business (whether or not incorporated) which, within the meaning of Section 414 of the IRC, is:
(i) under common control with Borrower; (ii) treated, together with
Borrower, as a single employer; (iii) treated as a member of an affiliated
service group of which Borrower is also treated as a member; or (iv) is otherwise aggregated with the Borrower for purposes of the employee benefits requirements listed in IRC Section 414(m)(4).

		"ERISA Event" means any one or more of the following: (i) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan;
(ii) a Prohibited Transaction with respect to any Plan; (iii) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan; (iv) the complete or partial withdrawal of Borrower or an ERISA Affiliate from a Qualified Plan during a plan year in which it was, or was treated as, a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (v) a failure to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, Borrower or any ERISA Affiliate is required to make; (vi) the filing of a notice of intent to terminate, or the treatment of a plan amendment as a termination, under Sections 4041 or 4041A of ERISA; (vii) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any
Qualified Plan or Multiemployer Plan; (viii) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent
under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate;
and
(ix) a violation of the applicable requirements of Sections 404 or 405 of
ERISA, or the exclusive benefit rule under Section 403(c) of ERISA, by any fiduciary or disqualified person with respect to any Plan for which Borrower
or any ERISA Affiliate may be directly or indirectly liable.


		"Event of Default" has the meaning set forth in
Section 8.

		"FEIN" means Federal Employer Identification Number.


		"Foothill" has the meaning set forth in the preamble to this
Agreement.

		"Foothill Expenses" means all: reasonable, documented, costs or expenses (including taxes, photocopying, notarization, telecommunication and insurance premiums) required to be paid by Borrower under any of the Loan
Documents that are paid or advanced by Foothill; documentation, filing,
recording, publication, appraisal (including periodic Collateral or Real
Property appraisals), real estate survey, environmental audit, and search fees assessed, paid, or incurred by Foothill in connection with Foothill's transactions with Borrower; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce
any provision of the Loan Documents, or in gaining possession of,

maintaining, handling, preserving, storing, shipping, selling, licensing,
preparing for sale or license, or advertising to sell or license the
Collateral or the Real Property, or any portion thereof,
 irrespective of
whether a sale or license is consummated; costs and expenses paid or incurred by Foothill in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting,
reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any
guarantor of the Obligations), defending, or concerning the Loan
 Documents,
irrespective of whether suit is brought.

		"GAAP" means generally accepted accounting principles as in

effect from time to time in the United States, consistently applied.

		"General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks,
copyrights, blueprints, drawings, purchase orders, customer lists, monies
due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringements,
claims, computer programs, computer discs, computer tapes, software, source code, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

		"Hazardous Materials" means all or any of the following:
(a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity"; (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per
million.

		"Inactive Subsidiaries" means those subsidiaries of Borrower identified on Schedule I-1 attached hereto.

		"Indebtedness" means: (a) all obligations of Borrower or any
Subsidiary of Borrower for borrowed money; (b) all obligations of Borrower or any Subsidiary of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of
Borrower or any Subsidiary of Borrower in respect of letters of credit,
letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products; (c) all obligations of Borrower or any Subsidiary of Borrower under capital leases;
(d) all obligations or liabilities of others secured by a lien or security interest on any property or asset of Borrower or any Subsidiary of Borrower, irrespective of whether such obligation or liability is assumed;
and (e) any
obligation of Borrower or any Subsidiary of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower or any Subsidiary of Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

		"Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or
other similar relief.

		"Intercreditor Agreement" means an Intercreditor Agreement, dated as of June 29, 1995, between Foothill, on the one hand, and Old
Lenders' Agent, on the other hand, and acknowledged by Borrower, which
agreement shall be substantially in the form of Exhibit I-1 attached hereto.

		"Inventory" means all present and future inventory in which
Borrower has any interest, including goods and software held for sale, license, or lease or to be furnished under a contract of service and all of
Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any
documents of title representing any of the above.


		"Inventory Reserve" means a reserve in an amount equal to, without duplication (a) an amount calculated to eliminate overhead allocated to the Eligible Raw Materials Inventory and Eligible Spare Parts Inventory, and (b) the amount of the inventory reserve set forth in Borrower's general ledger and calculated in accordance with its historical practices.


		"IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

		"Letters of Credit" means those certain letters of credit in the aggregate amount of Three Million Dollars ($3,000,000) issued by
 Old
Lenders' Agent on behalf of the Old Lenders for the account of Borrower and to support the Indebtedness of Concurrent Nippon owing to Sumitomo
 Bank,
Ltd., Mitsubishi Bank, Ltd., and Industrial Bank of Japan.


		"Liquidity" means, as of any date of determination, the
aggregate amount of Borrower's unrestricted cash, cash equivalents, and

Availability.

		"Liquidity Conditions" means, as of any date of determination, that: (a) Borrower's Liquidity is not less than Two Million Five
 Hundred
Thousand Dollars ($2,500,000); and (b) no Event of Default has occurred and is continuing.

		"Loan Documents" means this Agreement, the Lockbox
 Agreements,
the Mortgages, the Term Note, the Stock Pledge Agreement, the
Intercreditor
Agreement, the Copyright Security Agreement, the Patent Security
 Agreement,
the Trademark Security Agreement, the Subsidiary Guaranty, the
Subsidiary
Security Agreement, the Source Code Escrow Agreement, the
Acknowledgement
Agreement, any other note or notes executed by Borrower and payable to
Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

		"Lockbox Account" shall mean the depositary account established pursuant to the respective Lockbox Agreement.

		"Lockbox Agreements" means those certain Lockbox
Operating
Procedural Agreements and those certain Depository Account
 Agreements, in
form and substance satisfactory to Foothill, each of which is among
Borrower, Foothill, and one of the Lockbox Banks.


		"Lockbox Banks" means First Interstate Bank and
Chemical Bank.


		"Maximum Amount" means Eighteen Million Dollars ($18,000,000).


		"Maximum Revolver Amount" means Eight Million Dollars

($8,000,000).

		"Mortgages" means one or more mortgages, deeds of trust, or

deeds to secure debt, executed by Borrower in favor of Foothill, the form
and substance of which shall be satisfactory to Foothill, that encumber the
Real Property and the related improvements thereto.


		"Multiemployer Plan" means a multiemployer plan as defined in
Sections 3(37) or 4001(a)(3) of ERISA or Section 414 of the IRC in
 which
employees of Borrower or an ERISA Affiliate participate or to which Borrower or any ERISA Affiliate contribute or are required to contribute.


		"Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities (including the shares of stock of domestic subsidiaries of Borrower, exclusive, however, of Borrower's interest in
Concurrent Nippon and exclusive, however, of 34% of the stock of each of
Borrower's controlled foreign subsidiaries), documents, personal property
leases (wherein Borrower is the lessor), chattel paper, and Borrower's Books relating to any of the foregoing.

		"Obligations" means all loans, advances, debts, principal, interest (including any interest that, but for the provisions of the
Bankruptcy Code, would have accrued), premiums (including Early
Termination
Premiums), liabilities (including all amounts charged to
 Borrower's loan
account pursuant to any agreement authorizing Foothill to charge Borrower's loan account), obligations, fees, lease payments, guaranties, covenants, and
duties owing by Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents, by any note or other instrument (including the Term Note), or pursuant to any other agreement
between Foothill and Borrower, and irrespective of whether for the payment
of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.


		"Oceanport Real Property" means Borrower's Real
Property located

in Oceanport, New Jersey.

		"Old Lenders" means Fleet Bank of Massachusetts, N.A.
 and CIBC
Inc.

		"Old Lenders' Agent" means Fleet Bank of
Massachusetts, N.A., as
agent for the Old Lenders.

		"Overadvance" has the meaning set forth in Section
2.3.

		"Patent Security Agreement" means a security agreement, dated as of June 29, 1995, between Borrower and Foothill, which agreement shall be substantially in the form of Exhibit P-1 attached hereto.


		"Paydown Letter" means a letter, in form and substance

reasonably satisfactory to Foothill, from Old Lenders' Agent respecting the
amount necessary to repay in full all of the obligations of
 Borrower owing
to Old Lenders, other than the obligations with respect to the Letters of
Credit.

		"PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.


		"Permitted Liens" means: (a) liens and security interests held by Foothill; (b) liens for unpaid taxes that are not yet due and payable;
(c) liens and security interests set forth on Schedule P-1 attached hereto;
(d) purchase money security interests and liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset was permitted under Section 7.11, and so long as the security interest or lien only secures the purchase price of the asset; (e) easements, rights of way, reservations, covenants, conditions, restrictions, zoning variances, and other similar encumbrances that do not materially interfere with the use
or value of the property subject thereto; (f) obligations and duties as
lessee under any lease existing on the date of this Agreement; (g)

mechanics', materialmen's, warehousemen's, or similar liens that arise by operation of law; (h) exceptions listed in the title insurance or commitment
therefor to be delivered by Borrower hereunder in respect of the Real
Property and as are approved in the sole discretion of Foothill; and (i) subject to the provisions of the Intercreditor Agreement, liens and security
interests in favor of Old Lenders' Agent.

		"Permitted Protest" means the right of Borrower or a Subsidiary of Borrower to protest any lien, tax, rental payment, or other charge, other
than any such lien or charge that secures the Obligations, pro vided (i) a reserve with respect to such obligation is established on the books of
Borrower or its Subsidiary in an amount that is reasonably satisfactory to
Foothill, (ii) any such protest is instituted and diligently prosecuted by
Borrower or its Subsidiary in good faith, and (iii) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the liens or security interests of Foothill in and to the property or assets of Borrower or any
Subsidiary of Borrower.

		"Permitted Real Property Dispositions" means (a) the sale of the
Tinton Falls Real Property so long as at the time thereof (i) no Event of
Default has occurred and is continuing, and (ii) the net cash proceeds of such sale equals or exceeds Two Million Five Hundred Thousand
Dollars
($2,500,000), and (b) the sale of the Oceanport Real Property so long as at the time thereof (i) no Event of Default has occurred and is continuing, and
(ii) the net cash proceeds of such sale equals or exceeds Ten
Million
Dollars ($10,000,000).

		"Person" means and includes natural persons, corporations,
limited partnerships, general partnerships, joint ventures,
 trusts, land
trusts, business trusts, or other organizations, irrespective of whether
they are legal entities, and governments and agencies and political subdivisions thereof.

		"Plan" means an employee benefit plan (as defined in Section
3(3) of ERISA) which Borrower or any ERISA Affiliate sponsors or maintains
or to which Borrower or any ERISA Affiliate makes, is making, or is
obligated to make contributions, including any Multiemployer Plan
 or
Qualified Plan.

		"Prohibited Transaction" means any transaction described in
Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) or (d) of the IRC which is not exempt by reason of Section 4975(c) of the IRC.

		"Qualified Plan" means a pension plan (as defined in Section
3(2) of ERISA) intended to be tax-qualified under Section 401(a)
 of the IRC
which Borrower or any ERISA Affiliate sponsors, maintains, or to which any
such person makes, is making, or is obligated to make,
 contributions, or, in
the case of a multiple-employer plan (as described in Section
 4064(a) of
ERISA), has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any

Multiemployer Plan.

		"Qualified Transaction" means a sale of all or substantially all of the assets of Borrower, a merger wherein Borrower is not the surviving entity, or a sale of all or substantially all of the issued and outstanding capital stock of Borrower.

		"Real Property" means the parcel or parcels of real property and the related improvements thereto identified on Schedule R-1, and any estates or interests in real property hereafter acquired by Borrower.


	 	"Reference Rate" means the highest of the variable rates of interest, per annum, most recently announced by (a) Bank of America, N.T. &
S.A., (b) Mellon Bank, N.A., and (c) Citibank, N.A., or any successor to any of the foregoing institutions, as its "prime rate" or "reference rate," as
the case may be, irrespective of whether such announced rate is the best rate available from such financial institution.

		"Renewal Date" has the meaning set forth in Section
 3.4.

		"Reportable Event" means any event described in
 Section 4043
(other than Subsections (b)(7) and (b)(9)) of ERISA.

		"Service Contract" means a contract relative to Borrower's provision of maintenance (full maintenance, software only, or hardware only), consulting (professional advice, skill enhancement, or training), or repair services.

		"Solvent" means, with respect to any Person on a particular
date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that
will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and
is not about to engage in business or a transaction, for which such Person's
properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

		"Source Code Escrow Agreement" means a Source Code
 Escrow
Agreement among Borrower, Foothill and a third party escrowholder, in form and substance satisfactory to Foothill.

		"Stock Pledge Agreement" means that certain Stock
Pledge
Agreement, dated as of June 29, 1995, between Borrower and Foothill, which agreement shall be substantially in the form of Exhibit S-1 attached hereto.

		"Subsidiary" means any corporation, association, partnership, joint venture, or other business entity of which a Person, directly or indirectly, either (i) with respect to a corporation, owns or controls 50% or more of the voting rights attached to all outstanding securities thereof and has the ability to elect at least a majority of the board of directors
or similar managing body, irrespective of whether a class or classes shall
or might have voting power by reason of the happening of any contingency, or
(ii) with respect to an association, partnership, joint venture or other business entity, is entitled to share in 50% or more of the profits and losses, however determined, and has voting control with respect thereto. The foregoing to the contrary notwithstanding, neither the Inactive Subsidiaries nor Concurrent Nippon shall be "Subsidiaries" for purposes of this Agreement or the other Loan Documents, other than for purposes of financial reporting covenants and financial performance covenants.

		"Tangible Net Worth" means, as of the date any determination thereof is to be made, the difference of: (a) Borrower's total stockholder's equity; prior to the effect of cumulative translation adjustments, minus (b) the sum of: (i) all intangible assets of Borrower (including capitalized software costs and deferred financing fees); (ii) all of Borrower's prepaid expenses; and (iii) all amounts due to Borrower from
Affiliates, calculated on a consolidated basis in accordance with GAAP.

		"Term Note" has the meaning set forth in Section 2.2 hereof.

		"Tinton Falls Real Property" means Borrower's Real Property located in Tinton Falls, New Jersey.

		"Trademark Security Agreement" means a security agreement, dated as of June 29, 1995, between Borrower and Foothill, which agreement shall be
substantially in the form of Exhibit T-1 attached hereto.


		"Unfunded Benefit Liability" means the excess of a Plan's benefit liabilities (as defined in Section 4001(a)(16) of ERISA)
 over the
current value of such Plan's assets, determined in accordance with the
assumptions used by the Plan's actuaries for funding the Plan pursuant to
Section 412 of the IRC for the applicable plan year.

		"Voidable Transfer" has the meaning set forth in
Section 15.8.

		"Working Capital" means the result of subtracting
Consolidated
Current Liabilities from Consolidated Current Assets.


		1.2	Accounting Terms.  All accounting terms not
specifically
defined herein shall be construed in accordance with GAAP.  When used
herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean
Borrower on a consolidated basis unless the context clearly requires otherwise. If any changes in accounting principles from those used in the preparation of the financial statements referred to in this Agreement are hereafter occasioned by the promulgation of rules, regulations, pronouncements, or opinions of, or required by, the Financial

Accounting Standards Board or the American Institute of Certified
Public
Accountants (or successors thereto or agencies with similar functions), or there shall occur any change in Borrower's fiscal periods permitted hereunder and, as a result of any such changes, there shall result a change
in the method of calculating any of the financial covenants, negative covenants, standards, or other terms or conditions found in this Agreement, then the parties hereto agree to enter into negotiations in order to amend such provisions and the definition of "GAAP" set forth in Section
1.1 so as
to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of Borrower and its Subsidiaries shall be the same after such changes as if such changes had not been made.

		1.3	Code.  Any terms used in this Agreement that are
defined
in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

		1.4	Construction.  Unless the context of this
Agreement
clearly requires otherwise, references to the plural include the singular,

references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof,"
"herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this
Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this
Agreement or in the Loan Documents to this Agreement or any of the
 Loan
Documents shall include all alterations, amendments, changes, extensions,
modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

		1.5	Schedules and Exhibits.  All of the schedules
and exhibits
 attached to this Agreement shall be deemed incorporated herein by reference.

	2.	LOAN AND TERMS OF PAYMENT.

		2.1	Revolving Advances.  (a) Subject to the terms
and
conditions of this Agreement, Foothill agrees to make revolving advances to
Borrower in an amount at any one time outstanding not to exceed the
Borrowing Base hereunder. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the sum of: (i) an amount equal to the lesser of: (x) Eight Million Dollars ($8,000,000), (y)(1) eighty percent (80%) of the amount of Eligible Accounts, less (2) the amount of the
Dilution Reserve, and (z) an amount equal to seventy-five percent
 (75%) of
Borrower's domestic cash collections with respect to Accounts for the
immediately preceding ninety (90) day period; plus (ii) an amount equal to the lesser of: (y) One Million Dollars ($1,000,000), and (z) eighty percent
(80%) of Eligible Unearned Service Accounts; plus (iii) an amount equal to the lowest of: (x)(1) the value of Eligible Raw Materials
Inventory plus the
value of Eligible Spare Parts Inventory less the amount of the Inventory
Reserve, times (2) twenty five percent (25%), (y) one hundred thirty-three percent (133%) of the amount of credit availability created by clauses (i) and (ii) above, and (z) Two Million Dollars ($2,000,000), less an amount equal to (1) Fifty Thousand Dollars ($50,000) times (2) the number of months since the Closing Date.

			(b)	Anything to the contrary in Section 2.1(a)
 above
notwithstanding, Foothill may reduce its advance rates based upon Eligible
Accounts or Eligible Inventory without declaring an Event of Default if it determines, in its reasonable discretion, that there is a material impairment of the prospect of repayment of all or any portion of the
Obligations or a material impairment of the value or priority of
 Foothill's
security interests in the Collateral.


			(c)	Foothill shall have no obligation to make
advances
hereunder to the extent they would cause (i) the outstanding
Obligations
(other than the Obligations evidenced by the Term Note) to exceed the
Maximum Revolver Amount, or (ii) the outstanding Obligations to exceed the
Maximum Amount.

			(d)	Foothill is authorized to make advances
 under this
Agreement based upon telephonic or other instructions received from anyone
purporting to be an Authorized Officer of Borrower, or without instructions
if pursuant to Section 2.4(d).  Borrower agrees to establish and maintain a
single designated deposit account for the purpose of receiving the proceeds
of the advances requested by Borrower and made by Foothill
 hereunder.
Unless otherwise agreed by Foothill and Borrower, any advance requested by
Borrower and made by Foothill hereunder shall be made to such designated deposit account. Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.


		2.2	Term Loan.  (a)  Foothill has agreed to make a
term loan
to Borrower in the original principal amount of Ten Million
Dollars
($10,000,000), to be evidenced by and repayable in accordance with the terms and conditions of a promissory note (the "Term Note"), of even date herewith, executed by Borrower in favor of Foothill. The term loan shall be repaid in thirty-seven (37) installments of principal in the following amounts:


Month                                  Installment Amount

1 through 36                                   $139,000


37                                              Balance


Each such installment shall be due and payable on the first day of each
month commencing on the first day of August, 1995 and continuing until and including the date on which the unpaid balance of the Term Loan is paid in
full. The outstanding principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable upon the termination of this
Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. All amounts evidenced by the Term Note shall constitute
Obligations.

		2.3	Overadvances.

			(a)	If, at any time or for any reason, the
amount of
Obligations owed by Borrower to Foothill pursuant to Sections 2.1 is greater
than either the dollar or percentage limitations set forth in Sections 2.1
(an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the
amount of such excess to be used by Foothill first, to repay non-contingent
Obligations.

			(b) In the event that the ratio of total
Obligations to
Annualized Service Revenues contained in Section 6.12(e) exceeds
0.35:1,

Borrower shall prepay to Foothill the amount of such excess to be applied by
Foothill first to obligations under Section 2.1 and then to the installments due under the Term Note in the inverse order of their maturity.

		2.4	Interest:  Rates, Payments, and Calculations.

			(a)	Interest Rate.  All Obligations shall bear
 interest
at a per annum rate of two (2.0) percentage points above the Reference Rate.

			(b)	Default Rate.  All Obligations shall bear
interest,
from and after the occurrence and during the continuance of an Event of
Default, at a per annum rate equal to five (5.0) percentage points above the
Reference Rate.

			(c)	Minimum Interest.  In no event shall the
rate of
interest chargeable hereunder be less than seven percent (7%) per annum.  To
the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum rate, the interest rate chargeable hereunder for the period in question automatically shall be deemed increased
to the minimum rate.

			(d)	Payments.  Interest hereunder shall be due
and
payable, in arrears, on the first day of each month during the term hereof.
Borrower hereby authorizes Foothill, at its option, without prior notice to
Borrower, to charge such interest, all Foothill Expenses (as and when incurred), and all installments or other payments due under the Term Note or any other note or other Loan Document to Borrower's loan account with
respect to the revolving loan facility provided under Section 2.1, which amounts thereafter shall accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a
part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

			(e)	Computation.  The Reference Rate as of the
date of
this Agreement is nine percent (9%) per annum. In the event the Reference
Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

			(f)  Intent to Limit Charges to Maximum Lawful
 Rate.  In
no event shall the interest rate or rates payable under this Agreement or the Term Note, plus any other amounts paid in connection herewith,

 exceed the highest rate permissible under any law that a court of competent
jurisdiction shall, in a final determination, deem applicable.
  Borrower and
Foothill, in executing this Agreement and the Term Note, intend legally to
agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein or in the Term Note to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement and the Term Note, Borrower is and
shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the

Obligations to the extent of such excess.

		2.5	Crediting Payments; Application of Collections.
 The
receipt of any wire transfer of funds, check, or other item of payment by
Foothill (whether from transfers to Foothill by the Lockbox Banks pursuant
to the Lockbox Agreements or otherwise) immediately shall be applied to provisionally reduce the Obligations, but shall not be considered a payment
on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Foothill or unless and until such check or other item of payment is honored when presented for payment. From and after the Closing Date, Foothill shall be entitled to charge Borrower for two (2) Business Days of `clearance' at the rate set forth in Section 2.4(a) or Section 2.4(b), as applicable, on all collections, checks, wire transfers, or other items of payment that are received by Foothill (regardless of whether forwarded by the Lockbox Banks to Foothill, whether provisionally applied to reduce the Obligations, or otherwise). This across-the-board two (2) Business Day clearance charge on all receipts is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's facility to Borrower, and shall apply irrespective of the characterization of whether receipts are owned by
Borrower or Foothill, and irrespective of the level of Borrower's

Obligations to Foothill.  Should any check or item of payment not be honored
when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly.
  Anything to
the contrary contained herein notwithstanding, any wire transfer, check, or
other item of payment shall be deemed received by Foothill only if it is
received into Foothill's Operating Account (as such account is identified in the Lockbox Agreements) on or before 11:00 a.m. Los Angeles time.
  If any
wire transfer, check, or other item of payment is received into Foothill's
Operating Account (as such account is identified in the Lockbox Agreements) after 11:00 a.m. Los Angeles time it shall be deemed to have been received by Foothill as of the opening of business on the immediately following
Business Day.

		2.6	Statements of Obligations.  Foothill shall
render
statements to Borrower of the Obligations, including principal, interest, fees, and including an itemization of all charges and expenses constituting
Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within thirty (30) days after receipt thereof by
Borrower, Borrower shall deliver to Foothill by registered or certified mail at its address specified in Section 12, written objection thereto describing the error or errors contained in any such statements.


		2.7	Fees.  Borrower shall pay to Foothill the
following fees:

			(a)	Closing Fee.  A one time closing fee of
 Ninety
Thousand Dollars ($90,000) which is earned, in full, on the
 Closing Date and
is due and payable by Borrower to Foothill in connection with this Agreement on the Closing Date;

			(b)	Unused Line Fee.  On the first day of each
month
during the term of this Agreement, a fee in an amount equal to one-quarter
of one percent (.25%) per annum times the Average Unused Portion of the
Maximum Revolver Amount;

			(c)	Annual Facility Fee.  On each anniversary
of the
Closing Date, a fee in an amount equal to one-quarter of one percent (.25%) of the sum of: (i) the Maximum Revolver Amount; plus (ii) the then outstanding principal balance of the Term Note; such fee to be fully earned and non-refundable on each such anniversary;

			(d)	Financial Examination, Documentation, and
Appraisal
Fees.  Foothill's customary fee of Six Hundred Fifty Dollars ($650) per day per examiner, plus reasonable, documented, out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by Foothill or its agents; Foothill's customary

appraisal fee of One Thousand
Five Hundred Dollars ($1,500) per day per appraiser, plus reasonable, documented, out-of-pocket expenses for each appraisal of the Collateral performed by Foothill or its agents; provided, that, without limiting the number of audits or appraisals that Foothill may perform, prior to the occurrence of an Event of Default, Foothill shall not be entitled to reimbursement for any such costs and fees incurred in connection with audits in excess of four (4) per year or appraisals in excess of two (2)
 per year;
and

			(e)	Servicing Fee.  On the first day of each
month
during the term of this Agreement commencing with August 1, 1995,
 and
thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to Ten Thousand Dollars ($10,000) per month.


		2.8	Mandatory Prepayment Requirement.  Concurrent
with the
Permitted Real Property Disposition of the Tinton Falls Real
Property and as
a condition concurrent to the release of Foothill's lien upon the
 Tinton
Falls Real Property, Borrower shall prepay the Term Note by seventy-five percent (75%) of the net cash proceeds of such Permitted Real
 Property
Disposition, such repayment to be applied as follows: (a) fifty percent
(50%) thereof, up to a maximum of One Million Dollars
($1,000,000), to the
installments due under the Term Note in the order of their maturity, and (b) the balance thereof, to the installments due under the Term Note in the inverse order of their maturity. Concurrent with the Permitted Real Property Disposition of the Oceanport Real Property and as a condition concurrent to the release of Foothill's lien upon the Oceanport
Real
Property, Borrower shall prepay the Term Note by seventy-five percent (75%) of the net cash proceeds of such Permitted Real Property
Disposition, such
repayment to be applied to the installments due under the Term
Note in the
inverse order of their maturity.

	3.	CONDITIONS; TERM OF AGREEMENT.

		3.1	Conditions Precedent to Initial Advance.  The
 obligation
of Foothill to make the initial advance is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

			(a)	the Closing Date shall occur on or before
 July 15,
1995;

			(b)	Old Lender shall have executed and
delivered the
Paydown Letter;

			(c)	Foothill shall have received confirmation
 of the
filing of its financing statements against Borrower in the State of New
Jersey and the Commonwealth of Massachusetts;

			(d)	Foothill shall have received each of the
 following
documents, duly executed, and each such document shall be in full force and
effect:

				i) the Lockbox Agreements;

				ii) the Term Note;

				iii) the Mortgages;

				iv) the Intercreditor Agreement;

				v) the Environmental Indemnity;

				vii) the Stock Pledge Agreement;

				viii) the Copyright Security Agreement;

				viii) the Patent Security Agreement;

				ix) the Trademark Security Agreement; and

				x) the Acknowledgement Agreement;

			(e)	Foothill shall have received a certificate
from the
Secretary of Borrower attesting to the resolutions of Borrower's
Board of
Directors authorizing its execution, delivery, and performance of this
Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute same;


			(f)	Foothill shall have received copies of
Borrower's
By-laws and Articles or Certificate of Incorporation, as amended, modified,
or supplemented to the Closing Date, certified by the Secretary of Borrower;

			(g)	Foothill shall have received a certificate
of
corporate status with respect to Borrower, dated within ten (10)
 days of the
Closing Date, by the appropriate officer of the jurisdiction of incorporation of Borrower, which certificate shall indicate that
 Borrower is
in good standing in such jurisdiction;

			(h)	Foothill shall have received a certificate
 of
corporate status with respect to Borrower, dated within fifteen
(15) days of
the Closing Date, such certificate to be issued by the appropriate officer of the State of New Jersey and the Commonwealth of Massachusetts, which certificates shall indicate that Borrower is in good standing in each such jurisdiction;

			(i)	Foothill shall have received original
certificates
evidencing all of the issued and outstanding stock interests pledged pursuant to the Stock Pledge Agreement, together with stock powers with respect to such certificates duly executed in blank by Borrower.


			(j)	Foothill shall have received the certified
 copies of
the policies of insurance, together with the endorsements thereto, as are
required by Section 6.11 hereof, the form and substance of which shall be satisfactory to Foothill and its counsel;

			(k)	Foothill shall have received a
certificate, duly
executed by an Authorized Officer and dated as of the Closing
Date, that
identifies the Inactive Subsidiaries and contains information concerning the de minimis value of their assets;

			(l) 	Foothill shall have received ALTA Lender's
Policies
of Title Insurance, or a commitment therefor, from a title company reasonably satisfactory to Foothill, in an amount equal to not less than
$6,000,000, insuring its first priority lien upon each fee parcel composing
the Real Property, such policies to contain such endorsements as may be required by Foothill and only those exceptions acceptable to Foothill, and otherwise to be in form satisfactory to Foothill;


			(m)	Foothill shall have received the results
of
environmental site assessments for each parcel of Real Property the results of which shall be acceptable to Foothill in all respects. The environmental consultants retained for the environmental reports, the scope of the
reports, and results of the reports would need to be acceptable to Foothill and its counsel, in their sole discretion;

			(n)	Foothill shall have received an opinion of

Borrower's counsel in form and substance satisfactory to Foothill in its
sole discretion;

			(o)	Foothill shall have received satisfactory
evidence
that all returns required to be filed by Borrower have been timely filed and
all taxes upon Borrower or its properties, assets, income and franchises
(including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

			(p)	Foothill shall have received satisfactory
evidence
that the expiry date of the Letters of Credit is being extended to on or after the Renewal Date;

			(q)	Completion of customer referral checks,
the results
of which are acceptable to Foothill;

			(r)	Foothill shall have received evidence
satisfactory
to it as to the execution and delivery of the Credit Agreement;
and

			(s)	all other documents and legal matters in
connection
with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

		3.2	Conditions Precedent to All Advances.  The
following shall
be conditions precedent to all advances hereunder:

			(a)	the representations and warranties
contained in this
Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such advance, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

			(b)	no Event of Default or event which with
 the giving
of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date of such advance, nor shall either
result from the making thereof; and

			(c)	no injunction, writ, restraining order, or
 other
order of any nature prohibiting, directly or indirectly, the making of such
advance shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates.


		3.3	Conditions Subsequent.  As conditions subsequent
 to the
making of the initial advance, the failure by Borrower to fulfill each of which shall constitute an Event of Default:

		(a)	Borrower shall use reasonable efforts to provide
Foothill
with a landlord waiver, in form and substance satisfactory to Foothill in its sole discretion, from the lessor in respect of Borrower's location in
Westford, Massachusetts; and

		(b)	Borrower shall enter into a Source Code
Agreement within
forty five (45) days of the Closing Date.

		3.4	Term; Automatic Renewal.  This Agreement shall
become
effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on
 August 1,
1998 (the "Renewal Date") and automatically shall be renewed for successive
one (1) year periods thereafter, unless sooner terminated pursuant to the
terms hereof. Either party may terminate this Agreement effective on the
Renewal Date or on any one (1) year anniversary of the Renewal
Date by
giving the other party at least ninety (90) days prior written notice by registered or certified mail, return receipt requested. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations
under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

		3.5	Effect of Termination.  On the date of
 termination of this
Agreement, all Obligations immediately shall become due and
 payable without
notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral and the Real Property shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide advances hereunder is terminated. If Borrower has sent a notice of termination pursuant to the provisions of Section 3.4, but fails to pay all Obligations on the date set forth in said notice, then Foothill may, but shall not be required to, renew this Agreement for an additional term of one
(1) year.

		3.6	Early Termination by Borrower.  The provisions
of Section
3.4 that allow termination of this Agreement by Borrower only on the Renewal
Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon ninety (90) days prior written notice to
 Foothill,
to terminate this Agreement by paying to Foothill, in cash, the
 Obligations,
together with a premium (the "Early Termination Premium") equal to
 (a) the
Maximum Revolver Amount, plus the then outstanding principal balance of the
Term Note as of the date of termination, times (b)(i) three
 percent (3%), if
during the first year following the Closing Date, (ii) one and one-half percent (1.5%), if during the second year following the Closing
Date, (iii)
three-quarters of one percent (.75%), if during the third year following the
Closing Date, and (iv) zero, if thereafter. The foregoing notwithstanding, in the event Borrower terminates this Agreement in connection with the consummation of a Qualified Transaction, the Early Termination
Premium
payable shall be equal to one-half (1/2) of the applicable amount otherwise payable. At times other than in connection with the termination of this
Agreement, Borrower shall have the right to prepay the Term Note, in whole
or in part, upon ten (10) days prior written notice to Foothill, without penalty or premium, such prepayments to be applied to installments due under
the Term Note in the inverse order of their maturity.


		3.7	Termination Upon Event of Default.  If Foothill
terminates
this Agreement upon the occurrence of an Event of Default that intentionally is caused by Borrower for the purpose, in Foothill's reasonable judgment, of avoiding payment of the Early Termination Premium provided in
Section 3.6,
in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable
calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early
 Termination
Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early

Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

	4.	CREATION OF SECURITY INTEREST.

		4.1	Grant of Security Interest.  Borrower hereby
grants to
Foothill a continuing security interest in all currently existing
and
hereafter acquired or arising Collateral in order to secure prompt repayment
of any and all Obligations and in order to secure prompt
 performance by
Borrower of each of its covenants and duties under the Loan
Documents.
Foothill's security interests in the Collateral shall attach to all
Collateral without further act on the part of Foothill or
Borrower.
Anything contained in this Agreement or any other Loan Document to the
contrary notwithstanding, except for the sale of Inventory to buyers in the
ordinary course of business or, subject to compliance with Section
2.8
hereof, the Permitted Real Property Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral or the Real Property.

		4.2	Negotiable Collateral.  In the event that any
Collateral,
including proceeds, is evidenced by or consists of Negotiable
Collateral,
Borrower shall, immediately upon the request of Foothill, endorse and assign such Negotiable Collateral to Foothill and deliver physical possession of such Negotiable Collateral to Foothill.

		4.3	Collection of Accounts, General Intangibles,
Negotiable
Collateral.  On or before the Closing Date, Foothill, Borrower,

and the Lockbox Banks shall enter into the Lockbox Agreements, in form and substance satisfactory to Foothill in its sole discretion, pursuant to which
all of Borrower's cash receipts, checks, and other items of
 payment
(including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) that are received by the Lockbox Banks are to be forwarded by the Lockbox Banks to Foothill on a daily basis. At any time that an Event
of Default has occurred and is continuing or Foothill deems itself insecure
(in accordance with Section 1208 of the Code), Foothill or Foothill's designee may: (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein; and
 (b)
collect the Accounts, General Intangibles, and Negotiable
Collateral
directly and charge the collection costs and expenses to Borrower's loan account. Borrower agrees that it will hold in trust for Foothill, as
Foothill's trustee, any cash receipts, checks, and other items of payment
(including, insurance proceeds, proceeds of cash sales, rental proceeds, and
tax refunds) that it receives and immediately will deliver said cash
receipts, checks, and other items of payment to Foothill in their original form as received by Borrower.


		4.4	Delivery of Additional Documentation Required.  At any

time upon the request of Foothill, Borrower shall execute and deliver to
Foothill all financing statements, continuation financing
 statements,
fixture filings, security agreements, chattel mortgages, pledges,

assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill may reasonably request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral and the Real Property, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.

		4.5	Power of Attorney.  Borrower hereby irrevocably
makes,
constitutes, and appoints Foothill (and any of Foothill's
 officers,
employees, or agents designated by Foothill) as Borrower's true and lawful attorney, with power to: (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4;
(b) at
any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure (in accordance with Section 1208 of the Code), sign
Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (c) send requests for verification of Accounts; (d) endorse Borrower's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Foothill's possession; (e) at any time that an Event of Default has occurred and is continuing or Foothill deems itself
insecure (in accordance with Section 1208 of the Code), notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to
Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; (f) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure (in accordance with Section 1208 of the Code), make, settle, and adjust all claims under
Borrower's policies of insurance and make all determinations and decisions
with respect to such policies of insurance; and (g) at any time that an
Event of Default has occurred and is continuing or Foothill deems itself insecure (in accordance with Section 1208 of the Code), settle and adjust disputes and claims respecting the Accounts directly with Account
 Debtors,
for amounts and upon terms which Foothill determines to be reasonable, and
Foothill may cause to be executed and delivered any documents and releases which Foothill determines to be necessary. The appointment of Foothill as
Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

		4.6	Right to Inspect.  Foothill (through any of its
officers,
employees, or agents) shall have the right, from time to time hereafter to
inspect Borrower's Books and to check, test, and appraise the Collateral or the Real Property in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the
Collateral or the Real Property.

	5.	REPRESENTATIONS AND WARRANTIES.

		Borrower represents and warrants to Foothill as follows:

		5.1	No Prior Encumbrances.  Borrower has good and
indefeasible
title to the Collateral and the Real Property, free and clear of liens,
claims, security interests, or encumbrances, except for Permitted
Liens.

		5.2	Eligible Accounts  The Eligible Accounts are, at
the time
of the creation thereof and as of each date on which Borrower includes them
in a Borrowing Base calculation or certification, bona fide existing obligations created by the sale or license and delivery of Inventory or software or the rendition of services to Account Debtors in the ordinary course of Borrower's business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation; provided, however, that in the case of Eligible
Unearned
Service Accounts the right to payment therefor has not yet accrued. The property giving rise to such Eligible Accounts has been delivered to the
Account Debtor, or to the Account Debtor's agent for immediate shipment to
and unconditional acceptance by the Account Debtor.  At the time of the
creation of an Eligible Account and as of each date on which
 Borrower
includes an Eligible Account in a Borrowing Base calculation or certification, Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of
any applicable Account Debtor regarding such Eligible Account.


		5.3	Eligible Inventory.  All Eligible Inventory is
now and at
all times hereafter shall be of good and merchantable quality, free from defects.

		5.4	Location of Inventory and Equipment.  The
Inventory and
Equipment are not stored with a bailee, warehouseman, or similar party
(without Foothill's prior written consent) and are located only at the
locations identified on Schedule 6.14 or otherwise permitted by Section
6.14.

		5.5	Inventory Records.  Borrower now keeps, and
hereafter at
all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

		5.6	Location of Chief Executive Office; FEIN.  The
chief
executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 04-2735766.


		5.7	Due Organization and Qualification; Subsidiaries.

			(a)	Borrower and each Subsidiary is a
corporation duly
organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business
in, and in good standing in, any state where the failure to be so licensed
or qualified could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of Borrower and its Subsidiaries, taken as a whole, or on the
value of the Collateral or the Real Property to Foothill.


			(b)	Set forth on Schedule 5.7 is a complete
and accurate
list of Borrower's corporate Subsidiaries, showing: (i) the jurisdiction of their incorporation; and (ii) the number of outstanding and the percentage of outstanding shares of each such class owned (directly or indirectly) by
Borrower or one or more of its Subsidiaries. All of the outstanding capital stock of each Subsidiary, none of which stock is classified as preferred stock, has been validly issued and is fully paid and non-assessable.

			(c)	Except as set forth in Schedule 5.7, no
capital
stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any
 Subsidiary is
subject to issuance under any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title or interest therein or thereto.


		5.8	Due Authorization; No Conflict.  The execution,
 delivery,
and performance of the Loan Documents to which they are a party are within
Borrower's and its Subsidiaries' respective corporate powers, have been duly
authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's or its Subsidiaries' respective Articles or Certificate of Incorporation, or By-laws, nor will they constitute an event of default under any material agreement to which Borrower or any
Subsidiary of Borrower is a party or by which its properties or assets may be bound.

		5.9	Litigation.  There are no actions or proceedings
pending
by or against Borrower or its Subsidiaries before any court or administrative agency and Borrower does not have knowledge or belief of any
pending, threatened, or imminent litigation, governmental
 investigations, or
claims, complaints, actions, or prosecutions involving Borrower or its
Subsidiaries or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower or its Subsidiaries are the plaintiffs;
(b) matters disclosed on Schedule 5.9; and (c) matters arising after the date hereof that, if decided adversely to Borrower or its Subsidiaries,

would not materially impair the prospect of repayment of the Obligations or materially impair the value or priority of Foothill's security interests in the Collateral or the Real Property.

		5.10	No Material Adverse Change in Financial Condition.  All
financial statements relating to Borrower or any guarantor of the

Obligations that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP and fairly present Borrower's (or such
guarantor's, as applicable) financial condition as of the date thereof and
Borrower's results of operations for the period then ended. There has not been a material adverse change in the financial condition of
 Borrower (or
such guarantor, as applicable) since the March 31, 1995 financial statements
submitted to Foothill on or before the Closing Date.


		5.11	Solvency.  Borrower is Solvent, and each
Subsidiary of
Borrower is Solvent.  No transfer of property is being made by
 Borrower or
any Subsidiary of Borrower and no obligation is being incurred by Borrower or any Subsidiary of Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent
to hinder, delay, or defraud either present or future creditors of
 Borrower
or any Subsidiary of Borrower.

		5.12	Employee Benefits.  Each Plan is in compliance
in all
material respects with the applicable provisions of ERISA and the
 IRC.  Each
Qualified Plan and Multiemployer Plan has been determined by the Internal
Revenue Service to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under Section
501 of the IRC, and, to the best knowledge of Borrower, nothing has occurred
that would cause the loss of such qualification or tax-exempt status.  There
are no outstanding liabilities under Title IV of ERISA with respect to any
Plan maintained or sponsored by Borrower or any ERISA Affiliate, nor with respect to any Plan to which Borrower or any ERISA Affiliate contributes or is obligated to contribute which could reasonably be expected to have a material adverse effect on the financial condition of Borrower.
  No Plan
subject to Title IV of ERISA has any Unfunded Benefit Liability which could reasonably be expected to have a material adverse effect on the financial condition of Borrower. Neither Borrower nor any ERISA Affiliate has transferred any Unfunded Benefit Liability to a person other than
 Borrower
or an ERISA Affiliate or has otherwise engaged in a transaction that could
be subject to Sections 4069 or 4212(c) of ERISA which could
 reasonably be
expected to have a material adverse effect on the financial
 condition of
Borrower. Neither Borrower nor any ERISA Affiliate has incurred nor reasonably expects to incur (x) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result
in such liability) under Sections 4201 or 4243 of ERISA with respect to a
Multiemployer Plan, or (y) any liability under Title IV of ERISA (other than premiums due but not delinquent under Section 4007 of ERISA) with respect to
a Plan, which could, in either event, reasonably be expected to have a material adverse effect on the financial condition of Borrower. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Plan.
No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which could reasonably be expected to have a material adverse effect on the financial condition of Borrower. Borrower and each ERISA
Affiliate have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the IRC.


		5.13	Environmental Condition.  Except as set forth on
 Schedule
5.13 attached hereto, none of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat,
release, or transport, any Hazardous Materials.  None of
 Borrower's
properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous
Materials
disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection
 Agency or
any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of
 Hazardous
Materials into the environment.

		5.14	Reliance by Foothill; Cumulative.  Each warranty
and
representation contained in this Agreement automatically shall be deemed repeated with each advance and shall be conclusively presumed to have been relied on by Foothill regardless of any investigation made or information possessed by Foothill. The warranties and representations set forth herein shall be cumulative and in addition to any and all other warranties and representations that Borrower now or hereafter shall give, or cause to be given, to Foothill.

	6.	AFFIRMATIVE COVENANTS.

		Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the
Obligations, and unless Foothill shall otherwise consent in writing,
Borrower shall do all of the following, and shall cause each of its
Subsidiaries, as applicable, to do all of the following:


		6.1	Accounting System.  Borrower shall maintain, and
shall
cause each Subsidiary of Borrower to maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, discs, printouts, and records pertaining to the Collateral which contain information as from time to time may be requested by Foothill.
Borrower also shall keep, and shall cause each Subsidiary of Borrower to keep, proper books of account showing all sales, licenses, claims, and allowances on its Inventory.

		6.2	Collateral Reports.  Borrower shall deliver to
 Foothill,
no later than the tenth (10th) day of each month during the term of this
Agreement, a detailed aging, by total, of the Accounts, a reconciliation statement regarding the Accounts and any credits with respect thereto, and a
summary aging, by vendor, of all accounts payable and any book overdraft.
Original sales or licensing invoices evidencing daily sales or licenses
shall be mailed by Borrower to each Account Debtor with, at Foothill's request, a copy to Foothill, and, at Foothill's direction, at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure (in accordance with Section 1208 of the Code), the invoices shall indicate on their face that the Account has been assigned to Foothill and that all payments are to be made directly to Foothill. Borrower shall deliver to Foothill, as Foothill may from time to time require, collection reports, sales journals, invoices, original delivery receipts, customer's purchase orders, shipping instructions, bills of lading, and other documentation respecting shipment arrangements. Absent such a request by
Foothill, copies of all such documentation shall be held by Borrower as custodian for Foothill. In addition, from time to time, Borrower shall deliver to Foothill such other and additional financial and collateral information or documentation as Foothill may request.


		6.3	Schedules of Accounts.  With such regularity as
Foothill
shall require, Borrower shall provide Foothill with schedules describing all
Accounts. Foothill's failure to request such schedules or Borrower's failure to execute and deliver such schedules shall not affect or limit
Foothill's security interests or other rights in and to the Accounts.

		6.4	Financial Statements, Reports, Certificates.
 Borrower
agrees to deliver to Foothill: (a) with such frequency as Foothill may require, but in any event within fifty (50) days after the end of each quarter during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and cash flow statement covering
Borrower's
operations during such period; and (b) as soon as available, but in any event within one hundred (100) days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to
Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any event or condition constituting an
Event of Default, or that would, with the passage of time or the giving of notice, constitute an Event of Default. Such audited financial statements shall include a consolidated and consolidating balance sheet and profit and loss statement, a consolidated cash flow statement, and, if prepared, such accountants' letter to management.

		Together with the above, Borrower also shall deliver to Foothill
Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports,
 and Form
8-K Current Reports, and any other filings made by Borrower with the
Securities and Exchange Commission, if any, other than Forms 3, 4, and 5
under Section 16 of the Securities Act of 1933, as amended, as soon as the same are filed, or any other information that is provided by
 Borrower to its
shareholders, and any other report reasonably requested by Foothill relating to the Collateral, the Real Property, or the financial condition of
Borrower.

		Each quarter and year-end, together with the financial

statements provided pursuant to this Section 6.4, Borrower shall deliver to
Foothill a certificate signed by its chief financial officer to the effect that: (i) all reports, statements, or computer prepared information of any kind or nature delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP and fairly present the financial condition of Borrower; (ii) Borrower and its Subsidiaries are in
 timely
compliance with all of its covenants and agreements hereunder;
(iii) the
representations and warranties of Borrower and its Subsidiaries contained in
this Agreement and the other Loan Documents are true and correct in all
material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representa tions and warranties relate solely to an earlier date); and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes an Event of Default (or, in each case, to the extent of any non-compliance, describing such non-compliance as to which he
or she may have knowledge and what action Borrower and its Subsidiaries have taken, are taking, or propose to take with respect thereto).


		Borrower shall have issued written instructions to its

independent certified public accountants authorizing them to communicate with Foothill in concert with Borrower and to release to Foothill whatever financial information concerning Borrower and its Subsidiaries that Foothill and Borrower may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to
Foothill, at Foothill's request, with written notification of such request provided to Borrower, and at Borrower's expense, copies of Borrower's and its Subsidiaries' financial statements, papers related thereto, and other
accounting records of any nature in their possession, and to disclose to
Foothill any written information they may have regarding
Borrower's and its
Subsidiaries' business affairs and financial conditions.


		6.5	Tax Returns.  Borrower agrees to deliver to
Foothill
copies of each of Borrower's future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the
Internal Revenue Service.

		6.6	Designation of Inventory.  Borrower shall
execute and
deliver to Foothill, no later than the tenth (10th) day of each month during the term of this Agreement, a designation of Inventory specifying Borrower's net book value of Eligible Spare Parts Inventory, the lesser of Borrower's cost and market value of Borrower's Eligible Raw Materials Inventory, and the lesser of the cost and market value of all remaining Inventory, specifying which Inventory is proprietary and which is open-system, and further specifying such other information as Foothill may reasonably request.

		6.7	Returns.  Returns and allowances, if any, as
between
Borrower and its Account Debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at
the time of the execution and delivery of this Agreement.  If, at a time
when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with, at Foothill's request, a copy to be sent to Foothill) in the appropriate amount to such Account Debtor. If, at a time when an Event
of Default has occurred and is continuing, any Account Debtor returns any
Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Foothill consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor. With such regularity as
Foothill may require, but not less frequently than weekly, Borrower shall notify Foothill of all returns and recoveries and of all disputes and claims.

		6.8	Title to Equipment.  Upon Foothill's request,
Borrower
immediately shall deliver to Foothill, properly endorsed, any and all certificates of title to any items of Equipment.

		6.9	Maintenance of Equipment.  Borrower shall keep
and
maintain the Equipment in good operating condition and repair
(ordinary wear
and tear excepted), and make all necessary replacements thereto so that the
value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

		6.10	Taxes.  All assessments and taxes, whether real,
personal,
or otherwise, due or payable by, or imposed, levied, or assessed against
Borrower and its Subsidiaries or any of their property shall be paid in full, before delinquency or before the expiration of any extension period.
Borrower and its Subsidiaries shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of them by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower and its Subsidiaries will make timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A.,
 F.U.T.A.,
state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Borrower and its Subsidiaries have made such payments or deposits.

		6.11	Insurance.

			(a)	Borrower, at its expense, shall keep the
Collateral
and the Real Property insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses.
Borrower also shall maintain business interruption, public
 liability,
product liability, and property damage insurance relating to Borrower's ownership and use of the Collateral and the Real Property, as well as insurance against larceny, embezzlement, and criminal misappropriation.

			(b)	All such policies of insurance shall be in
such
form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All such policies of insurance (except those of public liability and property damage) shall contain a 438BFU lender's loss payable endorsement, or an equivalent endorsement in a form satisfactory to
Foothill, showing Foothill as sole loss payee thereof, and shall contain a waiver of warranties, and shall specify that the insurer must give at least ten (10) days prior written notice to Foothill before canceling its policy for any reason. Borrower shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.
All proceeds payable under any such policy shall be payable to Foothill to be applied on account of the Obligations.

			(c)	Borrower shall provide written notice to
Foothill of
the occurrence of any of the following events within five (5)
Business Days
after the occurrence of such event:  any asset or property owned or used by
Borrower is (i) damaged or destroyed, or suffers any material loss, or (ii) condemned, confiscated, or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purposes for which such asset or property was used immediately prior to such condemnation, confiscation, or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in any such case the amount of the damage, destruction, loss or diminution in value is in excess of Two Hundred Fifty
Thousand Dollars ($250,000) (collectively, a "Casualty Loss").
 Borrower
diligently shall file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. In the event of a Casualty
Loss, Borrower shall pay to Foothill, promptly upon receipt thereof, any and all insurance proceeds and payments received by Borrower on account of damage, destruction, loss, condemnation, or eminent domain proceedings.
Foothill may, in the exercise of its reasonable judgment, either
(x) apply
the proceeds realized from Casualty Losses to payment of outstanding
Obligations, or (y) pay such proceeds to Borrower to be used to repair,
replace, or rebuild the asset or property or portion thereof that was the subject of the Casualty Loss. After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such
Casualty Loss shall be made without the consent of Foothill and (ii)

Foothill may participate in any such proceedings and Borrower shall deliver to Foothill such documents as may be requested by Foothill to permit such participation and shall consult with Foothill, its attorneys, and its agents in the making and prosecution of such claim or claims. Borrower hereby irrevocably authorizes and appoints Foothill its attorney-in-fact, after the occurrence and continuance of an Event of Default, to collect and receive for any such award or payment and to file and prosecute such claim
 or
claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and Borrower shall, upon demand of Foothill, make, execute, and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to
Foothill, free and clear of any encumbrances of any kind or nature whatsoever.

		6.12	Financial Covenants.  Borrower shall maintain:


			(a)	Current Ratio.  A ratio of Consolidated
Current
Assets divided by Consolidated Current Liabilities of at least six tenths to one (0.60 : 1.0), measured on a fiscal quarter-end basis;


			(b)	Total Liabilities to Tangible Net Worth
Ratio.  A
ratio of Borrower's total liabilities divided by Tangible Net
Worth of not
more than two and nine tenths to one (2.90 : 1.0), measured on a fiscal quarter-end basis;

			(c)	Tangible Net Worth.  Tangible Net Worth of
 at least
Twenty Six Million Dollars ($26,000,000), measured on a fiscal quarter-end basis; and

			(d)	Total Obligations to Annualized Service
Revenues.  A
ratio of the total amount outstanding under Section 2.1 and the Term Note divided by the Annualized Service Revenues of not more than
 0.35:1, as
measured on a fiscal quarter-end basis.

		6.13	No Setoffs or Counterclaims.  All payments
hereunder and
under the other Loan Documents made by or on behalf of Borrower or any
Subsidiary shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

		6.14	Location of Inventory and Equipment.  Borrower
 shall keep
the Inventory and Equipment only at the locations identified on Schedule
6.14; provided, however, that Borrower may amend Schedule 6.14 so long as such amendment occurs by written notice to Foothill not less than thirty
(30) days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental
United States, and so long as, at the time of such written notification,
Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and, at Foothill's request based upon a reasonable evaluation of the value of the Collateral in such location, also provides to Foothill a landlord's waiver in form and substance satisfactory to Foothill.


		6.15 Compliance with Laws. Borrower shall comply, and shall cause its Subsidiaries to comply, with the requirements of all applicable aws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be
expected to have a material adverse effect on the business,
 operations,
condition (financial or otherwise), finances, or prospects of
 Borrower and
its Subsidiaries or on the value of the Collateral and the Real
Property to
Foothill.

		6.16	Employee Benefits.

		(a)	Borrower promptly shall deliver to Foothill a
written
statement by the chief financial officer of Borrower specifying the nature of any of the following events and the actions which Borrower proposes to take with respect thereto, and in any event within ten (10) days of becoming
aware of any of them, and when known, any action taken or threatened by the
Internal Revenue Service, PBGC, Department of Labor, or other party with respect thereto: (i) an ERISA Event with respect to any Plan;
 (ii) the
incurrence of an obligation to pay additional premium to the PBGC under
Section 4006(a)(3)(E) of ERISA with respect to any Plan; and
 (iii) any lien
on the assets of Borrower or any Subsidiary of Borrower arising in connection with any Plan.

		(b)	Borrower shall also promptly furnish to Foothill
copies
prepared or received by Borrower or an ERISA Affiliate of:  (i) at the
request of Foothill, each annual report (Internal Revenue Service
Form 5500
series) and all accompanying schedules, actuarial reports, financial information concerning the financial status of each Plan, and schedules
showing the amounts contributed to each Plan by or on behalf of Borrower or its ERISA Affiliates for the most recent three (3) plan years;
(ii) all
notices of intent to terminate or to have a trustee appointed to administer
any Plan; (iii) all written demands by the PBGC under Subtitle D of Title IV of ERISA; (iv) all notices required to be sent to employees or to the PBGC under Section 302 of ERISA or Section 412 of the IRC; (v) all written notices received with respect to a Multiemployer Plan concerning
 (x) the
imposition or amount of withdrawal liability pursuant to Section
4202 of
ERISA, (y) a termination described in Section 4041A of ERISA, or
(z) a
reorganization or insolvency described in Subtitle E of Title IV of ERISA;
(vi) the adoption of any new Plan that is subject to Title IV of ERISA or
Section 412 of the IRC by Borrower or any ERISA Affiliate;
(vii) the
adoption of any amendment to any Plan that is subject to Title IV of ERISA or Section 412 of the IRC, if such amendment results in a material increase
in benefits or Unfunded Benefit Liability; or (viii) the commencement of contributions by Borrower or any ERISA Affiliate to any Plan that is subject to Title IV of ERISA or Section 412 of the IRC.

		6.17	Leases.  Borrower shall pay, and shall cause its

Subsidiaries to pay, when due all rents and other amounts payable under any leases to which Borrower or any Subsidiary of Borrower is a party or by which Borrower's or any Subsidiary of Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower or any Subsidiary of Borrower fails timely to make payment of such rents and other amounts payable when due under its leases,
Foothill shall be entitled, in its discretion, and without the necessity of declaring an Event of Default, to reserve an amount equal to such unpaid amounts from the loan availability created under Section 2.1 hereof.

		6.18	Repatriation of Foreign Earnings and Profits.
  Borrower
shall continue at all times after the Closing Date to cause its foreign
Subsidiaries to repatriate their surplus earnings and profits to Borrower in a manner consistent with the historical practices of Borrower and its
Subsidiaries prior to the Closing Date.

		6.19	Drawing of Letters of Credit.  If and whenever
 there is a

drawing under any one or more of the Letters of Credit, Borrower shall, within twenty-four (24) hours of such drawing, give, by telephone and in writing, notice of such drawing.

	7.	NEGATIVE COVENANTS.

		Borrower covenants and agrees that, so long as any credit
hereunder shall be available and until full and final payment of the

Obligations, Borrower will not do any of the following, and will not permit
any of its Subsidiaries to do any of the following, without
 Foothill's prior
written consent:

		7.1	Indebtedness.{tc  \l 2 "7.1	Indebtedness."}  Create,
incur, assume, permit, guarantee, or otherwise become or remain, directly or
indirectly, liable with respect to any Indebtedness, except:


			(a)	Indebtedness evidenced by this Agreement
 or the Term
Note;

			(b)	Indebtedness evidenced by the Credit
Agreement as it
exists on the Closing Date;

			(c)	Indebtedness disclosed in the March 31,
1995
financial statements of Borrower and its Subsidiaries, other than

Indebtedness (i) owed to the Old Lenders (which Indebtedness
(other than the
Letters of Credit) shall have been repaid in full on or before the
 Closing
Date), and (ii) of foreign Subsidiaries of Borrower with respect to overdraft lines, factoring arrangements, and similar short-term working capital credit facilities of such foreign Subsidiaries of Borrower (which
Indebtedness is intended to be provided for under Section 7.1(e));


			(d)	Indebtedness secured by liens that are
Permitted
Liens as described in clause (d) of the definition thereof;


			(e)	Indebtedness of foreign Subsidiaries of
Borrower
with respect to overdraft lines, factoring arrangements, and similar short-term working capital credit facilities of such foreign
 Subsidiaries of
Borrower; provided, however, that the aggregate amount of all such

Indebtedness together with the amount of all guarantees issued and outstanding under Section 7.6(a) shall not exceed, at any one time,
$2,500,000;

			(f)	guaranties permitted under Section 7.6 hereof;

			(g)	Refinancings, renewals, or extensions of

Indebtedness permitted under clauses (b), (c), (d), and (e) of this Section
7.1 and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the
Obligations by Borrower, (ii) the net cash proceeds of such
 refinancings,
renewals, or extensions do not result in an increase in the
 aggregate
principal amount of the Indebtedness so refinanced, renewed, or extended,
(iii) such refinancings, renewals, refundings, or extensions do not result
in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended (it being expressly understood that any
refinancing or replacement of the Letters of Credit must involve replacement
letters of credit with expiry dates that are on or after the Renewal Date), and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to
Foothill as those applicable to the refinanced Indebtedness.


		7.2	Liens.  Create, incur, assume, or permit to
exist,
directly or indirectly, any lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including liens that are replacements of Permitted Liens to the extent that the original
Indebtedness is refinanced under Section 7.1(g) and so long as the replacement liens secure only those assets or property that secured the original Indebtedness).

		7.3	Restrictions on Fundamental Changes.  Enter into
any
acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, license, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any Person.


		7.4	Extraordinary Transactions and Disposal of
Assets.  Except
for the Permitted Real Property Dispositions (each of which is subject to the provisions of Section 2.8 hereof), enter into any transaction not in the ordinary and usual course of Borrower's or its Subsidiaries'
 business,
including the sale, license, lease, or other disposition of, moving, relocation, or transfer, whether by sale, license, or otherwise, of any of
Borrower's or its Subsidiaries' properties or assets. After the Closing
Date, Borrower and its Subsidiaries shall not enter into any contract, lease, license, or agreement (other than Product Agreements containing
general restrictions on assignment that do not specifically
 prohibit the
creation of security interests by Borrower or its Subsidiaries in their rights to payment, if any, thereunder), or any modification or amendment of
any contract, lease, license, or agreement, that prohibits
Borrower or its
Subsidiaries from pledging, assigning, or encumbering their rights under
such contract, lease, license, or agreement.


		7.5	Change Name.  Change Borrower's or any
Subsidiaries' name,
FEIN, business structure, or identity, or add any new fictitious name.

		7.6	Guarantee.  Guarantee or otherwise become in any
way
liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of
Borrower or which are transmitted or turned over to Foothill. The foregoing notwithstanding, (a) Borrower may guarantee the Indebtedness of its foreign
Subsidiaries with respect to overdraft lines, factoring
 arrangements, and
similar short-term working capital credit facilities of such foreign
Subsidiaries of Borrower; provided, however, that the aggregate amount of all such guaranties together with the amount of all Indebtedness outstanding under Section 7.1(e) shall not exceed, at any one time, $2,500,000, (b)
Borrower may guarantee the Indebtedness of one or more joint ventures as to which it is a venturer so long as such joint ventures are formed for the purpose of the same business as Borrower or businesses reasonably incidental
thereto; provided, however, that the aggregate amount of all such guarantees
and all investments (as described in Section 7.15(a)) in such joint ventures during the term of this Agreement shall not exceed One Million
 Dollars
($1,000,000), and (c) so long as the Liquidity Conditions are satisfied after giving effect to each such proposed guaranty, Borrower may guaranty the Indebtedness of Concurrent Nippon; provided, however, that the aggregate amount of all such guarantees and all other investments (as described in
Section 7.15(d)) in Concurrent Nippon shall not exceed the amount permitted by Section 7.15(d).

		7.7	Restructure.  Make any change in Borrower's
financial
structure, the principal nature of Borrower's or its Subsidiaries'
 business
operations, or the date of their fiscal year.

		7.8	Prepayments.  Except in connection with a
 refinancing
permitted by Section 7.1(g), prepay any Indebtedness owing to any third
Person.

		7.9	Repayments.  Make a payment in respect of the
Indebtedness
owed to Old Lenders' Agent or the Old Lenders that they are not permitted to
receive, collect, or retain under the terms and conditions of the

Intercreditor Agreement.

		7.10	Change of Control.  Cause, permit, or suffer,
 directly or
indirectly, any Change of Control.

		7.11	Capital Expenditures.  Make any capital
expenditure, or
any commitment therefor, [where the aggregate amount of such capital expenditures, made or committed in any fiscal year, in excess of Six Million
Five Hundred Thousand Dollars ($6,500,000), Eight Million Dollars

($8,000,000), and Nine Million Dollars ($9,000,000) for fiscal years 1996,
1997, and 1998 and beyond, respectively, provided that if the aggregate amount of capital expenditures made or committed by Borrower during any such fiscal year is less than the maximum amount permitted hereby (after taking into account any increases in such amount as a result of this proviso) for
such fiscal year, the amount of capital expenditures permitted for the succeeding fiscal year shall be increased by such difference, but in no event shall the amount of such capital expenditures for any fiscal year exceed Ten Million Dollars (10,000,000).

		7.12	Consignments.  Consign any Inventory or sell any
Inventory
on bill and hold, sale or return, sale on approval, or other conditional terms of sale; provided, however, that bill and hold Accounts shall not be
prohibited by reason of this Section 7.12 if they are subject to documentation, in form and substance satisfactory to Foothill, clearly evidencing that the obligation of the Account Debtor is absolute
 and
unconditional notwithstanding the failure of Borrower to deliver the subject goods or software.


		7.13	Distributions.  Make any distribution or declare
or pay
any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding.


		7.14	Accounting Methods.  Modify or change its method
 of
accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of
Borrower's or its Subsidiaries' accounting records without said accounting firm or service bureau agreeing, subject to the provisions of
Section 6.4
hereof, to provide Foothill information regarding the Collateral and the
Real Property or Borrower's and its Subsidiaries' financial
 condition.
Borrower, on its own behalf and on behalf of each of its Subsidiaries, waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this
Agreement, and agrees that Foothill may contact directly any such accounting
firm or service bureau in order to obtain such information.


		7.15	Investments.  Directly or indirectly make any
 investment
or acquire any beneficial interest in (including stock, partnership interest, or other securities of), or make any loan, advance, deferral of repayment of Accounts, or capital contribution to, any Person;
provided,
however, that, so long as no Event of Default has occurred and is continuing, Borrower shall be entitled to make the following investments:
(a) the making or acquisition of beneficial interests in, or the making of loans, advances, or capital contributions to, one or more joint ventures as to which it is a venturer so long as such joint ventures are formed for the purpose of engaging in the same business as Borrower or businesses reasonably incidental thereto; provided, however, that the
 aggregate amount
of all such investments made during the term of this Agreement and all guarantees (as described in Section 7.6(b)) made by Borrower during the term of this Agreement in connection with such joint ventures shall not exceed
One Million Dollars ($1,000,000) and prior to making any such investment
Borrower shall hypothecate to Foothill, pursuant to agreements in form and substance satisfactory to Foothill, the investment to be acquired,
 (b) the
acquisition by Borrower of beneficial interests in, or the making of loans, advances, or capital contributions by Borrower as a result of the performance by it of its obligations under the guarantees permitted under
Section 7.6(b) hereof, (c) the making or acquisition of beneficial interests in, or the making of loans, advances, or capital contributions to foreign
Subsidiaries of Borrower (it being understood that this does not include the
Inactive Subsidiaries and Concurrent Nippon) in an aggregate amount not to exceed One Million Dollars ($1,000,000); provided, however, that the sole
purpose for making such investments must be to satisfy a mandatory statutory obligation imposed upon Borrower or such foreign Subsidiary, and
(d) so long
as the Liquidity Conditions are satisfied after giving effect to each such proposed investment, investments in Concurrent Nippon equal to an aggregate amount not to exceed, as of any date of determination, (i) Five
Hundred
Forty Million Yen (540,000,000), minus (ii) the then Yen equivalent of the amount available to be drawn under the Letters of Credit, plus the then Yen
equivalent of the amount drawn under the Letters of Credit, plus the then
Yen equivalent of the aggregate amount of Accounts owed by Concurrent Nippon to Borrower outstanding in excess of ninety (90) days, plus the maximum amount that Borrower may be required to pay under guaranties of lines of credit made available by third party lenders to Concurrent Nippon.


		7.16	Transactions with Affiliates.  Directly or
indirectly
enter into or permit to exist any material transaction with any Affiliate of
Borrower except for transactions that are in the ordinary course of
Borrower's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to Borrower than would
be obtained in an arm's length transaction with a non-Affiliate.


		7.17	Suspension.  Suspend or go out of a substantial
 portion of
its business.

		7.18	Compensation.  Increase the annual fee or per-
meeting fees
paid to directors during any year by more than fifteen percent
(15%) over
the prior year.

		7.19	Use of Proceeds.  Use the proceeds of the
advances made
hereunder for any purpose other than: (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to the Old Lenders, exclusive, however, of the Letters of
Credit, and (ii) to pay transactional costs and expenses incurred in connection with this Agreement; and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

		7.20	Change in Location of Chief Executive Office;
 Inventory
and Equipment with Bailees.  Without thirty (30) days prior
 written
notification to Foothill, relocate its chief executive office to a new location and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to
Foothill a landlord's waiver in form and substance satisfactory to
 Foothill.
The Inventory and Equipment shall not at any time now or hereafter be stored
with a bailee, warehouseman, or similar party without Foothill's prior written consent.

		7.21	Inactive Subsidiaries.  Permit any Inactive
Subsidiary to
own assets that have a value in excess of Twenty-Five Thousand
Dollars
($25,000) or to conduct any business operations.


		7.22	Amendment of Credit Agreement.  Amend or modify
the Credit
Agreement and related documents in any respect that increases the rates of interest or fees payable with respect thereto, shortens the scheduled maturity thereo, foreshortens the expiry date of any letter of credit issued pursuant to the Credit Agreement, adds or modifies events of default, or adds or modifies representations, warranties, or covenants of Borrower, unless Foothill, in its sole and absolute discretion, shall have consented in writing to such amendment or modification.

	8.	EVENTS OF DEFAULT.

		Any one or more of the following events shall constitute an
event of default (each, an "Event of Default") under this
Agreement:

		8.1	If Borrower fails to pay when due and payable or
when
declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations);

		8.2	(a) If Borrower or any Subsidiary of Borrower
fails or
neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.2 (Collateral Reports), 6.3
(Schedule of Accounts), or 6.7 (Designation of Inventory) of this
 Agreement
and such failure continues for a period of five (5) days from the date of such failure or neglect; (b) If Borrower or any Subsidiary of
 Borrower fails
or neglects to perform, keep, or observe any term, provision, condition,
covenant, or agreement contained in Sections 6.4 (Financial
Statements), 6.5
(Tax Returns), 6.8 (Title to Equipment), 6.14 (Location of
Inventory and
Equipment), 6.15 (Compliance with Laws), or 6.17 (Leases) of this Agreement and such failure continues for a period of ten (10) days from the date of such failure or neglect; (c) If Borrower or any Subsidiary of Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Section 6.9 (Maintenance of
 Equipment)
of this Agreement and such failure continues for a period of fifteen (15) days from the date Foothill sends Borrower written notice of such failure or neglect; (d) If Borrower or any Subsidiary of Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan
Documents, or in
any other present or future agreement between any Debtor and Foothill (other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8);


		8.3	If there is a material impairment of the
prospect of
repayment of any portion of the Obligations owing to Foothill or a material impairment of the value or priority of Foothill's security interests in the
Collateral or the Real Property;

		8.4	If any material portion of Borrower's properties
or assets
is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;


		8.5	If an Insolvency Proceeding is commenced by
Borrower;

		8.6	If an Insolvency Proceeding is commenced against
Borrower
or any Subsidiary of Borrower and any of the following events occur:
(a) Borrower or any Subsidiary of Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the
Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within forty-five (45) calendar days of the date of the filing thereof; provided, however, that,
during the pendency of such period, Foothill shall be relieved of its obligation to make additional advances hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any Subsidiary of Borrower; or (e) an order for relief shall have been issued or entered therein;

		8.7	If Borrower is enjoined, restrained, or in any
way
prevented by court order from continuing to conduct all or any material part of its business affairs;

		8.8	(a) If a notice of lien, levy, or assessment is
filed of
record with respect to any of Borrower's properties or assets by the United
States, or if any taxes or debts owing at any time hereafter to the United
States becomes a lien, whether choate or otherwise, upon any of Borrower's properties or assets; or (b) If a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by any state, county, municipal, or other non-federal governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Borrower's properties or assets and, in any such case, such taxes or debts are not the subject of a Permitted Protest and relate to an amount in excess of One
Hundred Thousand Dollars ($100,000);

		8.9	If a judgment or other claim becomes a lien or
encumbrance
upon any material portion of Borrower's properties or assets;


		8.10	If there is a default in any material agreement

(including, the Credit Agreement) to which Borrower is a party with one or more third Persons resulting in a right by such third Persons, irrespective
of whether exercised, to accelerate the maturity of Borrower's obligations
thereunder;

		8.11	If Borrower makes any payment on account of
 Indebtedness
that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the
terms of the subordination provisions applicable to such Indebtedness;

		8.12	If any material misstatement or
misrepresentation exists
now or hereafter in any warranty, representation, statement, or report made to Foothill by Borrower or any Subsidiary of Borrower or any officer, employee, agent, or director of Borrower or any Subsidiary of Borrower, or if any such warranty or representation is withdrawn;


		8.13	If the obligation of any guarantor or other
third Person
under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency
Proceeding;

		8.14	If (a) with respect to any Plan, there shall
occur any of
the following which could reasonably be expected to have a material adverse effect on the financial condition of Borrower: (i) the violation of any of
the provisions of ERISA; (ii) the loss by a Plan intended to be a Qualified
Plan of its qualification under Section 401(a) of the IRC; (iii) the incurrence of liability under Title IV of ERISA; (iv) a failure to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, Borrower or any ERISA Affiliate is required to make; (v) the filing of a notice of intent to terminate a Plan under Sections
4041 or
4041A of ERISA; (vi) a complete or partial withdrawal of Borrower or an
ERISA Affiliate from any Plan; (vii) the receipt of a notice by the plan
administrator of a Plan that the PBGC has instituted proceedings to
terminate such Plan or appoint a trustee to administer such Plan;
 (viii) a
commencement or increase of contributions to, or the adoption of or the amendment of, a Plan; and (ix) the assessment against Borrower or any ERISA
Affiliate of a tax under Section 4980B of the IRC; or (b) the Unfunded
Benefit Liability of all of the Plans of Borrower and its ERISA
 Affiliates
shall, in the aggregate, exceed One Million Five Hundred Thousand
Dollars
($1,500,000);

		8.15	If and whenever there is a drawing under any one
of more
of the Letters of Credit; or

		8.16	If, within ten (10) days of the Closing Date,

the expiry date of the Letters of Credit has not been extended by the Old Lenders' Agent with the respective beneficiaries thereof.


	9.	FOOTHILL'S RIGHTS AND REMEDIES.

		9.1	Rights and Remedies.  Upon the occurrence, and
during the
continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the
following, all of which are authorized by Borrower:


			(a)	Declare all Obligations, whether evidenced
by this
Agreement, by any of the other Loan Documents, or otherwise, immediately due
and payable;

			(b)	Cease advancing money or extending credit
to or for
the benefit of Borrower under this Agreement, under any of the Loan
Documents, or under any other agreement between Borrower and Foothill;

			(c)	Terminate this Agreement and any of the
other Loan
Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Collateral or the
Real Property and without affecting the Obligations;


			(d)	Settle or adjust disputes and claims
directly with
Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's loan account with only the net amounts received by Foothill in payment of such disputed
Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

			(e)	Cause Borrower to hold all returned
Inventory in
trust for Foothill, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said
returned Inventory as the property of Foothill;


			(f)	Without notice to or demand upon Borrower
or any
guarantor, make such payments and do such acts as Foothill
 considers
necessary or reasonable to protect its security interests in the
 Collateral.
Borrower agrees to assemble the Collateral if Foothill so requires, and to make the Collateral available to Foothill as Foothill may designate.
Borrower authorizes Foothill to enter the premises where the
 Collateral is
located, to take and maintain possession of the Collateral, or any part of
it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Foothill
a license to enter into possession of such premises and to occupy the same,
without charge, for up to one hundred twenty (120) days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

			(g)	Without notice to Borrower (such notice
being
expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the
Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Foothill (including any amounts received in the
Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Foothill;


			(h)	Hold, as cash collateral, any and all
balances and
deposits of Borrower held by Foothill, and any amounts received in the
Lockbox Accounts, to secure the full and final repayment of all of the
Obligations;

			(i)	Ship, reclaim, recover, store, finish,
 maintain,
repair, prepare for sale or license, advertise for sale or license, and sell or license (in the manner provided for herein) the Collateral.
 Foothill is
hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, source code, software, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the

Collateral, in completing production of, advertising for sale or license,
and selling or licensing any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

			(j)	Sell the Collateral at either a public or
 private
sale, or both, by way of one or more contracts or transactions, for cash or
on terms, in such manner and at such places (including Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;


			(k)	Foothill shall give notice of the
disposition of the
Collateral as follows:

				(1)  Foothill shall give Borrower and each
 holder of
a security interest in the Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than
a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

				(2)  The notice shall be personally
delivered or
mailed, postage prepaid, to Borrower as provided in Section 12, at least five (5) days before the date fixed for the sale, or at least five
(5) days
before the date on or after which the private sale or other
 disposition is
to be made; no notice needs to be given prior to the disposition of any
portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the
Collateral shall be sent to such addresses as they have furnished to
Foothill;

				(3)  If the sale is to be a public sale,
Foothill
also shall give notice of the time and place by publishing a notice one time
at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;


			(l)	Foothill may credit bid and purchase at
any public
sale;

			(m)	Any deficiency that exists after
disposition of the
Collateral as provided above will be paid immediately by Borrower.
  Any
excess will be returned, without interest and subject to the rights of third
Persons, by Foothill to Borrower; and


			(n)	In addition to the foregoing rights,
Foothill shall
have all of the other rights and remedies provided for at law or in equity and such other rights and remedies available to it as are provided for in
any other Loan Document, including, the Mortgages.

		9.2	Remedies Cumulative.  Foothill's rights and
remedies under
this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election,
 or
acquiescence by it.

	10.	TAXES AND EXPENSES.

	If Borrower fails to pay any monies (whether taxes, rents,

assessments, insurance premiums, or otherwise) due to third
Persons, or
fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by Borrower could have a material adverse effect on Foothill's interests in the Collateral or the
Real Property, in its discretion and with concurrent notice to Borrower,
Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as
Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.12, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall
constitute Foothill Expenses.  Any such payments made by Foothill shall not
constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement.
Foothill need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the
usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

	11.	WAIVERS; INDEMNIFICATION

		11.1	Demand; Protest; etc.  Borrower waives demand,
protest,
notice of protest, notice of default or dishonor, notice of payment and onpayment, notice of any default, nonpayment at maturity, release,

compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Borrower may in any way be liable.

		11.2	Foothill's Liability for Collateral.  So long as
 Foothill
complies with its obligations, if any, under Section 9207 of the Code,
Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in
the value thereof; or (d) any act or default of any carrier, warehouseman,
bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.


		11.3	Indemnification.  Borrower agrees to defend,
indemnify,
save, and hold Foothill and its officers, employees, and agents harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other Person arising out of or relating to the transactions contemplated by this Agreement or any other Loan Document, including any claim of any broker or finder, and (b) all losses (including attorneys fees and disbursements) in any way suffered, incurred, or paid by Foothill as a result of or in any way arising out of, following, or consequential to the transactions contemplated by this Agreement or any other Loan
 Document. This

provision shall survive the termination of this Agreement.


	12.	NOTICES.

		Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan
Document
shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage
prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, TWX, telefacsimile, or telegram (with messenger delivery specified) to Borrower or to Foothill, as the case may be, at its address set forth below:

	If to Borrower:		CONCURRENT COMPUTER CORPORATION
					2 Crescent Place
					Oceanport, New Jersey 07757
					Attn: Mr. Roger J. Mason

	with copies to:		CONCURRENT COMPUTER CORPORATION
					2 Crescent Place
					Oceanport, New Jersey 07757
					Attn: Kevin J. Dell, Esq.

	If to Foothill:		FOOTHILL CAPITAL CORPORATION
					11111 Santa Monica Boulevard
					Suite 1500
					Los Angeles, California 90025-3333
					Attn:  Business Finance Division Manager

	with copies to:		BROBECK, PHLEGER & HARRISON
					550 South Hope Street
					Los Angeles, California 90071
					Attn:  John Francis Hilson, Esq.

		The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner
given to the other. All notices or demands sent in accordance with this
Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail.
Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set
forth above.

	13.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

		THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION,

INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES
HERETO WITH
RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL
BE
DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF
THE STATE OF CALIFORNIA.  THE PARTIES AGREE THAT ALL ACTIONS OR
PROCEEDINGS
ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND
LITIGATED ONLY
IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS
ANGELES, STATE
OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER
COURT IN
WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND
 WHICH HAS
SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.  EACH
 OF
BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER
APPLICABLE LAW,
ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON
CONVENIENS OR TO
OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN
ACCORDANCE WITH
THIS SECTION 13.  BORROWER AND FOOTHILL HEREBY WAIVE THEIR
RESPECTIVE RIGHTS
TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR
ARISING OUT OF
ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED
THEREIN,
INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND
ALL OTHER
COMMON LAW OR STATUTORY CLAIMS.  BORROWER AND FOOTHILL REPRESENT
THAT EACH
HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES
ITS JURY
TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE
EVENT OF
LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN
CONSENT TO A
TRIAL BY THE COURT.

	14.	DESTRUCTION OF BORROWER'S DOCUMENTS.

		All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill four (4) months after they are delivered to or received by Foothill, unless
Borrower requests, in writing, the return of said documents, schedules, or
other papers and makes arrangements, at Borrower's expense, for their return.

	15.	GENERAL PROVISIONS.

		15.1	Effectiveness.  This Agreement shall be binding
and deemed
effective when executed by Borrower
and Foothill.

		15.2	Successors and Assigns.  This Agreement shall
bind and
inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations.
Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such
assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in
Foothill's rights and benefits hereunder. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrower or
Borrower's business. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill thereafter shall be released from such assigned obligations to Borrower and such assignment
shall effect a novation between Borrower and such third Person.
  Anything to
the contrary contained herein notwithstanding, Foothill agrees that (a) so long as no Event of Default has occurred and is continuing, Foothill will not assign any of its rights and obligations hereunder to a third Person known to be engaged in a business that is directly competitive with the business of Borrower or to a third Person known to have a significant investment, directly or indirectly, in a Person that is engaged in a business that is directly competitive with the business of Borrower, and (b) the costs and expenses of any participant of Foothill shall not be for the account of Borrower.

		15.3	Section Headings.  Headings and numbers have
been set
forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

		15.4	Interpretation.  Neither this Agreement nor any

uncertainty or ambiguity herein shall be construed or resolved against
Foothill or Borrower, whether under any rule of construction or otherwise.
On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties
hereto.

		15.5	Severability of Provisions.  Each provision of
this
Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

		15.6	Amendments in Writing.  This Agreement can only
be amended
by a writing signed by both
Foothill and Borrower.

		15.7	Counterparts; Telefacsimile Execution.  This
Agreement may
be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement.
 Any party
delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the
failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.


		15.8	Revival and Reinstatement of Obligations.  If
 the
incurrence or payment of the Obligations by Borrower or any guarantor of the
Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy
Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property
(collectively, a
"Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such
Voidable Transfer had never been made.

		15.9	Integration.  This Agreement, together with the
other Loan
Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

		IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed in Los Angeles, California.


						FOOTHILL CAPITAL CORPORATION,
						a California corporation



						By: /S/ Patricia McLoughlin
                                        Patricia McLoughlin
                                        Vice President

						CONCURRENT COMPUTER CORPORATION,
						a Delaware corporation




						By: /S/ Kevin J. Dell
                                        Kevin J. Dell
                                        Vice President, General
                                          Counsel and Secretary

??


BPHLA\KLB\0324946.06
June 29, 1995

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BPHLA\KLB\0324946.06
June 29, 1995

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